Exhibit 10.2

AGREEMENT

This Agreement (this “Agreement”) is entered into by and between B2Digital, INC., a Delaware Corporation trading on the OTC at: BTDG, with offices at 4522 West Village Dr., Tampa, Florida 33624, and ONE More Gym, an Indiana LIMITED LIABILITY COMPANY (the “1MG”) and BHC Management LLC or (BHC) with offices at 3780 S. Reed Road, Kokomo, Indiana 46902.

A.	BTDG and 1MG agree to cancel in its entirety the following Agreements as of June 7, 2022 at 12:00:01 a.m.

i.	Exhibit A Business Purchase Agreement

B.	BHC agrees to pay to 1MG the following cash payments

1.	$30,000 to be paid on June 7, 2022.
2.	$10,000 paid on July 7, 2022.

C.	The consideration Cancelling Agreements as listed in A above is $40,000 US Dollars to be paid by 1MG to BTDG.

1.	$30,000 paid on June 7 in the following Manner
i. Unpaid Rent paid by 1MG for March, April and May of 2022 of $22,968.75;
ii. $7031.25 to o be held in escrow by 1MG to pay the payment of $7021.35 on July 5, 2022 to BTDG
2.	$10,000 paid on July 5 by 1MG to BTDG.

D.	BTDG, 1MG and BHC agree to the following

1.	Cooperation, Aid and Assistance in any and all items involving Fortius financials system;
2.	BHC will deliver a lease Transfer agreement for the OMG Kokomo space duly signed by the landlord transferring all obligations of the Current lease in place to BHC before the signing of this agreement;
3.	1MG Pays June 2022 Rent from June 2022 gross revenues;
4.	B2 will Transition OMG Branding within 12 months to another brand of other brand OMG Facilities owned by BTDG;
5.	Cooperation, Aid and Assistance in Transition of all current OMG management and employees to new BTDG Management;
6.	BHC to Keep BTDG Stock owned by BHC
7.	Cooperation, Aid and Assistance in handling issues and access to BTDG Leased warehouse next to OMG Kokomo with warehouse;
8.	BHC and 1MG will Sign any and all documents and provide Cooperation, Aid and Assistance in Transferring ownership of 1MG owned vehicles to to BTDG ownership including Aid and Assistance vehicle Registrations and DMG visits;
9.	Key Bank stays in force and stays in control on 1MG billings and financial operations;
10.	Any and all past or future MSA contract obligations or fees are hereby terminated from being paid or due to BHC by BTDG to 1M;
11.	The parties agree that they will undertake in good faith to separate the Kokomo OMG website which will become its own website separate from the current OMG website. When BTDG rebrands the other 4 OMG locations the current OMG site will not exist;
12.	The parties agree that they will undertake in good faith to complete and resolve any and all Other Projects as agreed between the parties, and/or any and all miscellaneous loosed ends things that come up in transition including any closing procedures for TBD.
13.	All copyright, trademark, and use of name and brand rights to One More Gym and Haley Daily Shakes will the be the sole property of Brian Cox and Haley Cox and OMG.
14.	On the execution of this agreement Greg P. Bell will no longer be the Chairman of One More Gym LLC

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E.	The parties hereby agree that this is to be construed as a final settlement and release of all claims that each may have against the other and this agreement constitutes a full and final settlement of all claims of any kind for any reason against each other.

F.	It is specifically understood by 1MG and BHC that they have and will be receiving confidential information on a public entity that is confidential insider information and is not to be shared with any person or entity for any reason except as per the terms and conditions of this agreement without the expressed permission in writing from BTDG.

G.	It is specifically understood and agreed to by the parties that they will be receiving confidential information on, about and from each and between the parties and that the parties specifically agrees not to repeat, discuss, allude to, or pass on any information verbally or in writing for any reason about BTDG, Haley Cox, Brian Cox and Greg P. Bell for any reason without receiving the expressed permission in writing from the parties or any of the parties legal representation team.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF. each of the undersigned hereby agree to the terms and conditions of this Agreement duly executed and agreed to as of the date first written above.

BTDG:

B2Digital, INC.

By:	/s/ Greg P. Bell

Greg P. Bell

Chairman and CEO
Date: June 7, 2022

1 MG:

One More Gym LLC

By:	/s/ Haley Cox

Managing Member

Name: Haley Cox

Date: 06/07/2022

By:	/s/ Brian Cox

Member

Name: Brian Cox

Date: 06/07/2022

BHC

By:	/s/ Haley Cox

Haley Cox

Managing Member

Date: 06/07/2022

By:	/s/ Brian Cox

Brian Cox

Member

Date: 06/07/2022

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Exhibit A

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BUSINESS PURCHASE AGREEMENT

This Business Purchase Agreement (this “Agreement”) is entered into by and between B2Digital, INC., a Delaware Corporation trading on the OTC at: BTDG, (the “Buyer”) with offices at 4522 West Village Dr., Tampa, Florida 33624, and ONE More Gym, an Indiana LIMITED LIABILITY COMPANY (the “Seller”) and or (1MG) herein with offices at 3780 S. Reed Road, Kokomo, Indiana 46902 and Brian Cox and Haley Cox (the “Owners”). This Agreement is entered into on the last signature date set forth on the signature page hereto, but shall be effective for all purposes as of January 6, 2020, herein the “Effective Date”.

A.                  The Seller owns and operates a Health Club Business known as One More Gym LLC “1MG” (the “Business”);

B.                  The Seller has agreed to sell, and the Buyer has agreed to purchase, the Purchased Assets (as defined below), pursuant to the terms and subject to the conditions of this Agreement; and

C.                  The Owners own 100% of the outstanding equity interests of the Seller and have agreed to sell all outstanding equity interests of the Seller to the Buyer.

Now, therefore, the parties agree as follows:

1.                  Sale of the Purchased Business Assets; Sale of the Equity Interests of the Seller; Assumption of the Assumed Contracts. Subject to the provisions set forth in this agreement, as of 12:00:01 a.m. on the “Effective Date” of this Agreement (the “Effective Time”), the Seller and the Owners hereby sell, convey, assign, and transfer to the Buyer the equity interests of the Seller owned by the Owners and the assets of the Business set forth on Schedule 1 (the “Purchased Assets”) free and clear of any and all liens and encumbrances, and the Buyer hereby accepts the sale, conveyance, assignment, and transfer of the equity interests fo the Seller owned by the Owners and the Purchased Assets, and, subject to the limitations set forth in Section 1, assumes the Seller’s obligations under the contracts listed in Schedule 1.

2.                  No Other Assumption of Liabilities. Except for the Assumed Contracts, the Buyer does not assume any obligation or liability of the Seller or the Owners, and the Seller or the Owners or both, as applicable, will continue to be liable for any and all liabilities and obligations of the Seller or the Owners or both for the Business prior to the Effective Time. The Buyer does not assume any liability or obligation under the Assumed Contracts arising before the Effective Time, and Seller shall remain liable for any liability or obligation under the Assumed Contracts prior to the Effective Time. The Seller will not be responsible for any liability that arises from the Buyer’s operation of the Business after the Effective Time.

3.                  Purchase Price.

a.       In full consideration for the sale of the equity interests of the Seller owned by the Owners and the transfer of the Purchased Assets to Buyer, Buyer hereby agrees to pay to Sellers $ 30,000.00 cash (the “Cash Purchase Price”), and 6 Million shares, to be issued 3,000,000 shares to Brian Cox and 3,000,000 Shares to Haley Cox, of Restricted Common Shares of B2 Digital INC., Restricted shares as defined in Schedule 6 (the “B2 Shares”, together with the Cash Purchase Price, the “Purchase Price”).

b.       The Buyer will pay to Seller/Owners in 3 payments in electronic bank transfers in cash per the following schedule:

i.         $ 15,000 on or before 10 calendar days after the final execution date of this Agreement of January 6, 2020.

ii.        $ 7,500 on or before 45 calendar days after the final execution date of this Agreement of January 6, 2020.

iii.       $ 7,500 on or before 90 calendar days after the final execution date of this Agreement of January 6, 2020.

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c.       The Buyer will issue the B2 Shares in the name of the Seller(s) within 15 business days from the execution date of this Agreement.

d.       For all purposes (including tax, financial accounting and financial reporting), the official acquisition date will be January 6, 2019, notwithstanding the last signature date set forth on the signature page hereto.

4.                  Representations and Warranties. The Seller and the Owners, jointly and severally, represent and warrant to the Buyer that all of the representations and warranties set forth on Schedule 3 are true and correct in all respects as of the date of this Agreement.

5.                  Covenant Not to Compete; Nonsolicitation; Confidentiality. As further consideration for the Purchase Price, the Seller and the Owners each agree to abide by the noncompetition, nonsolicitation, and confidentiality obligations set forth on Schedule 4.

6.                  Proration of Expenses. Any costs associated with operating the Business in the ordinary course, including but not limited to payroll expenses and utility or similar charges, payable with respect to the period in which the Effective Time of this Agreement falls will be prorated based on the actual number of days applicable to the pre-Effective Time of this Agreement and post-Effective Time of this Agreement occupancy and use. The Seller will be liable for the prorated amount of all such expenses until the Effective Time during the period until the Effective Time of this Agreement, and the Buyer will be liable for the prorated amount of all such expenses during the period after the Effective Time of this Agreement.

7.                  Survival; Indemnification.

a.                   Except as otherwise provided in this Agreement, the representations and promises of the parties contained in this Agreement will survive (and not be affected in any respect by) the Effective Time for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.

b.                  Seller and Owners, jointly and severally, shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements, arising from or relating to:

i.         any inaccuracy in or breach of any of the representations or warranties of Seller or Owners contained in this Agreement or any document to be delivered hereunder;

ii.        any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or Owners pursuant to this Agreement or any document to be delivered hereunder; or

iii.       any assets of the Business, which are not Purchased Assets or liabilities, or obligations of the Business not assumed hereunder.

c.                   All indemnification payments made by Seller and Owners under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

d.                  Buyer's right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller and Owners contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

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e.                   The rights and remedies provided in this Section 7 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

8.                  Further Actions. At any time and from time to time after the Effective Time: (1) the Seller and Owners shall execute and deliver or cause to be executed and delivered to the Buyer such other instruments and take such other action, all as the Buyer may reasonably request, in order to carry out the intent and purpose of this Agreement; and (2) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller or Owners such other instruments and take such other action, all as the Seller or Owners may reasonably request, in order to carry out the intent and purpose of this Agreement.

9.                  Governing Law; Venue. This Agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws principles) of the State of Florida. Any suit, action, or other proceeding brought against any of the parties to this agreement or any dispute arising out of this agreement or the transactions contemplated hereby must be brought in the state courts sitting in Hillsborough County, Florida, and by his, her or its execution and delivery of this Agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.

10.               Assignment. No party may assign either this agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party, except that the Buyer may assign any or all of its rights under this agreement, in whole or in part, without obtaining the consent or approval of any other party, (1) to any current or future affiliate of the Buyer, (2) to any entity into which the Buyer may be merged or consolidated, (3) in connection with any acquisition, restructuring, merger, conversion, or consolidation to which the Buyer may be a party, or (4) to a lender to the Buyer or its affiliates as collateral security for current or future obligations owed by the Buyer or its affiliates to the lender.

11.              Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to the Seller and Owners:
Brian Cox & Haley Cox
3780 South Reed

Kokomo, Indiana 46902
Email:

brianCox9801@gmail.com
haleydaily@yahoo.com
Mobile:

Brian Cox (765) 419-0601
Haley Cox (765) 271-9211

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If to the Buyer:

Greg P. Bell

Chairman and CEO

B2Digital INC

4522 West Village Drive

Tampa, Florida 33624

Email: gbell@b3enterprises.net

12.              Management Services Agreement. Owners, Seller and Buyer hereby agree to the terms of the “Management Services Agreement” as listed in Schedule 5.

13.              The Buyer assumes the business loan of the Seller as per Schedule 6 herein.

14.              Miscellaneous. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this agreement are merged in and are superseded and canceled by, this Agreement. This Agreement may not be modified or amended except by a writing signed by the parties. This Agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This Agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this Agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this Agreement, other than the date of this Agreement, falls on a day that is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this agreement are a material part of this agreement and are incorporated by reference herein. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Business Purchase Agreement to be duly executed and delivered as of the date first written above.

BUYER:

B2Digital, INC.

By:	/s/ Greg P. Bell

Greg P. Bell

Chairman and CEO
Date: December 12, 2019

SELLER:

One More Gym LLC

By:	/s/ Haley Cox

Name: Haley Cox

Title: Managing Member

Date: December 10, 2019

By:	/s/ Brian Cox

Name: Brian Cox

Title: Member

Date: December 9, 2019

OWNERS:

By:	/s/ Haley Cox

Haley Cox, individually

Date: December 10, 2019

By:	/s/ Brian Cox

Brian Cox, individually

Date: December 9, 2019

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Schedule 1

Purchased Assets

“Purchased Assets” of the Business, means all of the assets of the Seller used or useful in the operation of the Business, including the following assets, unless otherwise agreed in writing:

1.	all books, records, mailing lists, customer lists, advertising and promotional materials, equipment maintenance records, and all other documents used by the Seller in the Business (whether in hard copy or electronic form);

2.	all computers and related software, websites, office equipment, and office supplies used by the Seller in the Business;

3.	fixtures and furniture used by the Seller in the Business;

4.	phone system and any other technological equipment used by the Business;

5.	the trade name “1MG” and “ONE More Gym LLC” and associated goodwill and all copyrights, patents, trademarks, trade secrets, and other intellectual property and associated goodwill;

6.	All equipment, merchandise, banners, signage, posters or any physical material identified as owned by 1MG as outlined in Schedule 2; “1MG’ and “Owners” hereby Represent and Warrant that the Equipment and Replacement Value in Schedule 2 has is owned and in the “1MG” facility and the Equipment valuation has been supplied by a qualified CPA and is the correct and current replacement value a shown in Schedule 2

7.	the internet domain name https://www.onemoregymkokomo.com and all variants including software, site code and mailing lists both analog, phone numbers, emails and digital copies owned by the Seller and/or used in the Business;

8.	All social media accounts, including, without limitation Facebook, Google Plus, LinkedIn, Instagram, Twitter and YouTube accounts, used in the Business;

9.	All physical and digital media of the Video library of all past events and TV shows owned by the Seller;

10.	The Seller shall transfer the Ownership of all physical 1MG bank account(s) to the Buyer on the execution of this Agreement;

11.	Cash in Seller Bank Accounts of Zero ($0) on January 6, 2019 for the ongoing operation of the Business and Zero ($0) in cash to pay existing accounts payable of the Business.

12.	The “Buyer” hereby Assumes the Existing Credit Card Debt of the Business of $5,665.01 and the Debt will be paid in full within 10 days of the Execution Date of this agreement by the ”Buyer”.

13.	The assumption of all contracts of the business by the “Buyer”.

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Schedule 2

Merchandise and Equipment Inventory

3 Sit Bikes	2,500.00	7,500.00
2 Fan Bikes	2,200.00	4,400.00
7 Spin Bikes	2,450.00	17,150.00
6 Ellipticals	2,500.00	15,000.00
10000 Lbs Free Weights	1.50	15,000.00
4 Rack Sets Dumbells	10,000.00	10,000.00
2 Tanning Beds	3,500.00	7,000.00
2 Saunna	4,500.00	9,000.00
2 Flat Benches	280.00	560.00
2 Incline Benches	320.00	640.00
2 Curl Machine	2,300.00	4,600.00
2 Tricept Machine	2,800.00	5,600.00
1 Military Machine	2,500.00	2,500.00
1 Combination Crossover Multistation Cable machine	4,200.00	4,200.00
6 Leg Press & Quad Machines	2,600.00	15,600.00
3 Hamstring Curl machine	2,600.00	7,800.00
4 Sqaut Racks	2,600.00	10,400.00
3 Deadlift Station	1,200.00	3,600.00
6 Lat Machines	3,200.00	19,200.00
4 Incline and flat bench press	320.00	1,280.00
2 Decline Bech Press	360.00	720.00
10 Tread mills	2,600.00	26,000.00
2 Step Machines	2,600.00	5,200.00
5 Rowing machines	1,780.00	8,900.00
12 Misc Machines	1,750.00	21,000.00
2 Rack Systems	5,000.00	10,000.00
5 TRX Straps	765.00	3,825.00
12 TV's	1,350.00	16,200.00
4 Computer Systems	960.00	3,840.00
10 Camaras and Security System	122.00	1,220.00
Misc Inventory (Apparel, Suppliments, Shakes)		10,000.00
1 Stereo System	1,365.00	1,365.00

		200,250.00

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Schedule 3

Representations and Warranties

1.                Organization and Authority. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Indiana. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

2.                Capitalization. The only equity Owners of the Seller is the Owners and no person has any existing right to purchase any equity of the Seller.

3.                No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any lien or encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

4.                Compliance with Laws. With respect to the operation of the Business by the Seller before the Effective Time, the Seller and its employees and officers are and at all times have been in compliance in all material respects with each law applicable to the Seller or to the operation of the Business.

5.                Taxes. The Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due under the tax returns or under any assessment that has become payable or for which the Buyer may otherwise have any transferee liability. All monies required to be withheld by the Seller from employees for income taxes and social security and other payroll taxes have been collected or withheld and either paid to the respective governmental bodies or set aside in accounts for such purpose.

6.                Litigation. There are no claims or suits pending or, to the Seller’s knowledge, threatened by or against the Seller (1) relating to or affecting the Business or Purchased Assets or (2) by or against any employee of the Seller relating to or affecting the Business or Purchased Assets. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Seller is a party or is subject with respect to any of the Purchased Assets is subject.

7.                Financial Information; Ordinary Course. The financial information the Seller provided to the Buyer is accurate, correct, and complete, is in accordance with the books and records of the Seller, and presents fairly the results of operation and financial condition of the Seller’s Business. The Seller has operated the Business in the ordinary course before the Effective Time.

8.                Ownership of the Equity Interests of the Seller. The Owners are the sole owners of record and sole beneficial owners of equity interests of the Seller. All of the issued and outstanding securities of the Seller are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith. No equity interests of the Seller are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Seller.

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9.                Title; Condition of Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances. Pursuant to this agreement, the Seller conveys to the Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens and encumbrances. The Inventory is salable in the ordinary course of business and consists of items that are current, standard, and first quality. All equipment and signs are in working order and the premises will pass all inspections necessary to conduct the Business.

10.               Assumed Contracts. Each Assumed Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assumed Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assumed Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assumed Contract have been made available to Buyer. There are no disputes pending or threatened under any Assumed Contract.

11.               Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

12.               Full Disclosure. No representation or warranty by Seller or Owners in this Schedule 4 contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

13.               Investor Representations and Warranties. In connection with acquisition of the B2 Shares by Seller:

(a)               The Seller is a Indiana limited Liability Company and the Owners is a resident of Indiana

(b)               The Seller and the Owners understand and accept that the acquisition of the B2 Shares involves various risks. The Seller and the Owners represent that they are able to bear any loss associated with an acquisition of the B2 Shares.

(c)               The Seller and the Owners confirm that they are not relying on any communication (written or oral) of the Buyer, as investment advice or as a recommendation to acquire the B2 Shares. It is understood that information and explanations related to the terms and conditions of the B2 Shares provided by the Buyer or any of its affiliates shall not be considered investment advice or a recommendation to acquire the B2 Shares, and that neither the Buyer nor any of its affiliates is acting or has acted as an advisor to the Seller or Owners in deciding to acquire the B2 Shares. The Seller and the Owners acknowledge that neither the Buyer nor any of its affiliates has made any representation regarding the proper characterization of the B2 Shares for purposes of determining their authority to acquire the B2 Shares.

(d)               The Seller and the Owners are familiar with the business and financial condition and operations of the Buyer. The Seller and the Owners have had access to such information concerning the Buyer and the B2 Shares, as they deem necessary to enable them to make an informed decision concerning the acquisition of the B2 Shares.

(e)               The Seller and the Owners understand that no federal or state agency has passed upon the merits or risks of an investment in the B2 Shares or made any finding or determination concerning the fairness or advisability of this acquisition of the B2 Shares.

(f)                The Seller and the Owners represent that they are not relying on (and will not at any time rely on) any communication (written or oral) of the Buyer, as investment advice or as a recommendation to acquire the B2 Shares.

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(g)               The Seller and the Owners confirm that the Buyer has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an acquisition in the B2 Shares or (B) made any representation to the Seller and the Owners regarding the legality of an investment in the B2 Shares under applicable legal investment or similar laws or regulations. In deciding to acquire the B2 Shares, the Seller and the Owners are not relying on the advice or recommendations of the Buyer and the Seller and the Owners have made their own independent decision that the acquisition of the B2 Shares is suitable and appropriate for the Seller and the Owners.

(h)               The Seller and the Owners have such knowledge, skill and experience in business, financial and investment matters that they are capable of evaluating the merits and risks of the acquisition of the B2 Shares. With the assistance of the their own professional advisors, to the extent that they have deemed appropriate, they have made their own legal, tax, accounting and financial evaluation of the merits and risks of the acquisition of the B2 Shares and the consequences of this Agreement. The Seller and the Owners have considered the suitability of the B2 Shares as an investment in light of their own circumstances and financial condition and they are able to bear the risks associated with the acquisition of the B2 Shares and their authority to acquire the B2 Shares.

(i)                 The Seller and the Owners are acquiring the B2 Shares solely for their own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the B2 Shares. The Seller and the Owners understand that the B2 Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Seller and the Owners and of the other representations made by the Seller and Owners in this Agreement. The Seller and Owners understand that the Buyer is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(j)                 The Seller and the Owners understand that the B2 Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the "Commission") provide in substance that they may dispose of the B2 Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and they understand that the Buyer has no obligation to register any of the B2 Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Consequently, the Seller and Owners understand that they must bear the economic risks of the investment in the B2 Shares for an indefinite period of time.

(k)               The Seller and the Owners agree: (A) that they will not sell, assign, pledge, give, transfer or otherwise dispose of the B2 Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (B) that the certificates representing the B2 Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Buyer and it affiliates shall not be required to give effect to any purported transfer of such B2 Shares except upon compliance with the foregoing restrictions.

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Schedule 4

Covenant Not to Compete; Non-Solicitation; Confidentiality

1.                  The Seller and each Owners each covenant and agree that neither the Seller nor each Owners will: (1) for a period often (10) years following the execution date of this Agreement will own, manage, or be employed by (whether as an employee or independent contractor) a competing business within the USA; (2) or for a period of ten (10) years following the execution date of this Agreement recruit or employ (whether as an employee or independent contractor) any of the Business’s current employees or independent contractors.

2.                  The Seller and each Owners shall hold the Confidential Information (as hereinafter defined) in confidence and shall not use the Confidential Information for any purpose other than in furtherance of the Buyer’s operation of the Business without the Buyer’s express written consent. The Seller and each Owners recognize that Confidential Information involves one of the valuable and unique assets Buyer is acquiring. “Confidential Information” means information directly or indirectly involving the Business that is not available or open to the public generally.

3.                  The Seller and each Owners has carefully read and considered the provisions of this Schedule 4 and, having done so, agrees that the restrictions set forth herein are fair and reasonable given the terms and conditions of this agreement, the nature of the Seller’s and its affiliates’ business, the area in which the Seller and its affiliates market their products and services, and the consideration being provided pursuant to this agreement. In addition, the Seller and the Owners each specifically agrees that the length, scope, and definitions used in the covenant not to compete and other restrictions set forth in this Schedule 4 are fair and reasonable.

4.                  The Seller and the Owners each acknowledges and agrees that its breach of any of the agreements in this Schedule 4 would result in irreparable damage and continuing injury to the Buyer. Therefore, in the event of any breach or threatened breach of such agreements, the Seller and the Owners each agrees that the Buyer will be entitled to an injunction from any court of competent jurisdiction enjoining such person or entity from committing any violation or threatened violation of those agreement

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Schedule 5

Ongoing and Future Services

Haley Cox and Brian Cox agrees to the attached Schedule 5 Management Services Agreement.

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Schedule 5

Management Services Agreement

This Management Services Agreement is effective the 6th day of January 2020 by and between Haley Cox and Brian Cox herein called ("HCBC2") who resides at:

Brian Cox & Haley Cox

3780 South Reed

Kokomo, Indiana 46902
Email:

brianCox9801@gmail.com
haleydaily@yahoo.com
Mobile:

Brian Cox (765) 419-0601
Haley Cox (765) 271-9211

and One More Gym LLC, herein “1MG” and B2 Digital INC., herein “B2”, with offices at 4522 West Village Drive, Suite 215, Tampa, Florida 33624 (Herein called" 1MG")

Recitals

A.   "B2" desires to engage “HCBC2” to render certain professional services (Herein called Services) for the consideration set forth.

B.   “HCBC2” desires to render such services to "1MG"

C.    These Services to be rendered by “HCBC2” to One More Gym LLC “1MG” of Indiana.

Now, therefore in consideration of the foregoing premises and the covenants herein contains, the parties hereto mutually agree as follows.

1.0 Agreement

The terms used in the Management Services Agreement shall have the meanings assigned to them in this section or elsewhere in the Management Services Agreement:

1.1	B2 shall include any entity, which is at any time the parent or the subsidiary of B2, o r a new corporation, partnership, or entity which is an affiliate of B2 by virtue of common Ownership, and for which “HCBC2” is providing services in any form during “HCBC2”’s engagement by B2.

1.2	Services shall consist of all obligations, duties, requirements and responsibilities required for the successful completion by “HCBC2” of the services described in section 2.0 as set forth herein.

1.3	The laws of Florida will govern this agreement.

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2.0 Services

"B2" and the “HCBC2” agree that the Services to be provided by “HCBC2” hereunder shall consist of:

2.1.1     Perform all management, financial, technical and operational tasks to properly and professionally operate the “1MG” Business.

2.1.2      Specifically Assist B2 with:

2.1.2.1 Perform all financial task as required to operate the B2 financial system as required

2.1.2.4 Assistance with the Regional and National B2 Fighting Series Events in the state of Indian and other states as jointly agreed between the parties

2.1.2.6 Setting up and working with B2 to develop any NEW programs on B2 Related business and technology

2.1.2.7 Travel to assist B2 on LIVE Events, Meetings, and Special Sponsor(ed) events. B2 to be responsible for travel expenses incurred by pre approved travel.

2.1.2.8 Specific Tasks as requested by B2 and agreed to between the parties

2.1.2.9 Be available 7 days a week for interaction with B2 staff

2.1.2.10 Participation in meeting as per the request of B2

2.2	It is specially understood and agreed to by “HCBC2” that One More Gym LLC will adopt and use all components of the B2 Fighting Series Systems Programs for the ongoing operation of the “” as developed and owned by B2, which includes but is not are limited to:

a.	B2 Financial System
b.	Merchandising and Retail Live Event and Online Programs
c.	Live Event Sponsorship Programs
	1.	Sales Activities
	2.	National Promotions Inclusion
	3.	Signage, Mat and Graphic Placements on Mat and In Venue
d.	Food and Beverage Management
e.	Advertising Systems and Advertisements
f.	B2 Social Media Network Platforms and Apps
g,	Public Relations with Blue Grass MMA
h.	Television Show Protocols

2.3	In performing the Services, “HCBC2” shall coordinate all of “HCBC2” efforts with "B2" specifically interfacing with Mr. Greg P. Bell the Chairman and CEO of “B2”. In all matters pertinent to the Services “HCBC2” shall keep "B2" fully advised via email or phone calls of “HCBC2”'s activities.

3.0 Terms, Conditions and Expenses

3.1 This Management Services Agreement shall expire 10 years from the execution date of this agreement.

3.2	“HCBC2” agrees to devote the required time of their work week to accomplish the Services to Strikehard Productions LLC herein "1MG" and in consideration therefore, "1MG,” agrees to pay 25% of Net Income achieved for each quarter event to “HCBC2” 5 business days after each quarters financial statements are completed and said payment shall be no later then 45 days from the last day of each fiscal quarter, for the term of this agreement.

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3.3	It is specifically understood by both parties that Haley Cox and Brian Cox are the people who shall be fulfilling the services listed in this agreement to “1MG” and “B2”.

3.4	Payments to be paid to “HCBC2” for the services contained herein via Wire transfer or electronic deposit in US $.

3.5	This agreement can be renewed by joint agreement in writing by both parties for a 1-year extension. Notifications of said extension to be executed in writing between the parties no later than 60 days before the expiration date of this agreement

3.6	Haley Cox and Brian Cox will serve as “President & Matchmaker” for “1MG” and cannot be removed from his position for the term of this contract unless by unanimous agreement by “HCBC2” and B2 Digital.

3.7	“HCBC2” will be responsible for the payment of all taxes associated with the fees paid by to “HCBC2” for the Services covered under this agreement.

3.10	It is expressly understood and agreed to by both Parties that “HCBC2” cannot be terminated for any reason, except for gross negligence in performing the Services contained in this agreement unless “HCBC2” and the acting Chairman & CEO of “B2” all jointly agree in writing to a termination of this agreement.

3.11	Greg P. Bell will serve as Chairman of “1MG” for B2Digital INC. and Haley Cox will serve as the CEO of One More Gym LLC herein “1MG”.

3.12	Haley Cox will be paid $4000.00 per month from the “1MG” Bank Account each month that this agreement is in force.

4.0 B2 Furnished Documents

All data, plans, specifications, technical information, drawings, customer or price list or other B2 furnished data or property shall remain the exclusive property of "B2". Upon conclusion of the work performed by the “HCBC2”, such property in “HCBC2”'s possession will be promptly returned to "B2"

5.0. Ownership of Documents

5.1	It is specifically understood by “HCBC2” that all drawings' reports, documents and other data and information prepared acquired or given to “HCBC2” in connection with the “HCBC2”'s performance of the Services for B2 are the exclusive property of B2.

5.2	It is expressly understood by “HCBC2” that “HCBC2”'s work product for all the services in this agreement are the exclusive property of "B2".

6.0 Covenant Not to Compete; Non-Solicitation; Confidentiality

6.1	It is specifically understood by “HCBC2” that the NDA, Covenant Not to Compete; Non-Solicitation; Confidentiality, as listed in Section 4 of this agreement covers “HCBC2” actions during the performance of the services covered under this agreement.

6.2	“HCBC2” also specifically agrees to not discuss or pass on any information to anyone for any reason about Mr. Greg P. Bell, B2, and or the services covered in this agreement, and or any knowledge or information “HCBC2” acquires from B2 or Mr. Greg P. Bell without the expressed permission of Mr. Greg P. Bell.

6.3	Any violation of 6.1 or 6.2 as determined in the sole discretion of B2. ON such determination B2 will then have the right to cancel and terminate this agreement immediately on said violation notification to “HCBC2” by B2.

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7.0 Notices. Notices All notices, requests, demands, instructions, and other communications shall be in writing, and shall be addressed respectively as follows:

If to B2:

Mr. Greg P. Bell

Email: gbell@b3enterprises.net

Mobile Phone: (310) 663-6615

If to “HCBC2”:

Brian Cox & Haley Cox

3780 South Reed

Kokomo, Indiana 46902
Email:

brianCox9801@gmail.com
haleydaily@yahoo.com
Mobile:

Brian Cox (765) 419-0601
Haley Cox (765) 271-9211

8.0 Yearly Plan

8.1	“HCBC2” and “B2” will agree to a yearly business plan by November 30 of each year for the following years operation of the “1MG”. “HCBC2” agrees to use best efforts to meet and accomplish the Yearly Business Plan.

8.2	By joint agreement by “B2” and “HCBC2” the business plan can be adjusted as market conditions or operations change.

9.0 Entire Agreement

This Management Services Agreement constitutes the entire agreement between "B2" and the "HCBC2" and supersedes all prior agreements whether oral or written with respect to the subject matter thereof.

In witness whereof, the parties hereto agree to the terms in this Management Services Agreement.

/s/ Greg P. Bell

Greg P. Bell

B2 Digital INC.

Chairman & CEO

Date: December 12, 2019

/s/ Greg P. Bell

1MG

Greg P. Bell

Chairman

Date: December 12, 2019

/s/ Haley Cox

Haley Cox

Date: December 10, 2019

/s/ Brian Cox

Brian Cox

Date: December 10, 2019

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Schedule 6

DEBT ASSUMPTION AGREEMENT

THIS DEBT ASSUMPTION AGREEMENT is made as of JULY 1, 2019

AMONG: ONE MORE GYM LLC OF INDIANA

("Debt Acquirer 1")

AND:

B2DIGITAL INC. OF FLOIRDA OTCMKTS:BTDG
("Debt Acquirer 2")

AND:

One More Gym LLC

(The Assignor)

Of:

3708 S. Reed

Kokomo, Indiana 46902

WHEREAS:

A.   The Assignor has and is responsible for the Debt issued by_______________________ in One More Gym LLC name and the assignor is wholly and totally Responsible for the Current debt of $__________________ as of 1/05/2020 as per attached December 2019 Billing.

B.   The assignor hereby acknowledges and confirms that the $________________________ dollars, the
“Business Debt”, showing on attached December S 2019tatement is the full and total debt owed of the debt and the funds were spent for the good and improvement of One More Gym LLC.

C.    The Assignor wishes to assign and transfer to Debt Acquirer 1, and Debt Acquirer 1 wishes to accept the assignment and transfer from the Assignor, the “Business Debt” with all rights and obligations under this Credit Card Assignment Agreement;

NOW THEREFORE, In consideration of the premises and the mutual covenants and agreements herein contained and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), the parties agree as follows:

1.    The Assignor absolutely assigns, transfers and sets over unto Debt Acquirer 1 all right, title, benefit and interest that the Assignor is entitled to or possessed of, in, to or under this Credit Card Assignment Agreement.

2.    The Debt Acquirer 1 assumes, covenants and agrees to be responsible for all obligations of the Assignor under this Debt assumption Agreement and the Debt Acquirer 1 agrees that the Debt Assumption Agreement will bind it fully as if it had been an original party of the Business Debt of the Assignor.

3.    This Debt Assumption Agreement will be read and construed with all the rights and bligations of the parties hereto will be determined in accordance with the covenants, agreements, conditions, representations, and warranties made herein and in this Debt Assumption Agreement.

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4.    All grants, covenants, provisos, agreements, rights, powers, privileges, and liabilities contained in this Agreement will be read and held as made by and with, granted to and imposed upon, the respective parties hereto, and their respective successors, and assigns.

5.    Debt Acquirer 2 hereby acknowledges and agrees if Debt Acquirer 1 defaults on its obligations of this Debt Assumption Agreement that Debt Acquirer 2 will accept the assignment of all obligations of Debt Acquirer 1 contained in this Debt Assumption Agreement.

6.    This Debt Assumption Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed as of the date above written.

/s/ Haley Cox

One More Gym LLC

Assignor: Haley Cox

Date: December 10, 2019

/s/ Brian Cox

One More Gym LLC

Assignor:Brian Cox

Date: December 10, 2019

/s/ Greg P. Bell

For One More Gym LLC

Debt Acquirer 1

Greg P. Bell

Chairman

Date: December 12, 2019

/s/ Greg P. Bell

For B2 Digital INC.

Greg P. Bell

Debt Acquirer 2

Chairman & CEO

Date: December 12, 2019

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Schedule 7

Stock Restrictions Definition

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